UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2025

MASSIMO GROUP
(Exact name of registrant as specified in its charter)

Nevada	001-41994	92-0790263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 W Miller Road Garland, TX	75041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-403-5272

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MAMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth below in Item 5.02 is incorporated by reference in this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Quenton Petersen

On March 1, 2025, Massimo Group, a Nevada corporation (the “Company”) appointed Quenton Petersen to serve as an executive officer of the Company, holding the position of Vice President. In connection with this appointment, the Company entered into an employment agreement with Mr. Petersen (the “Petersen Agreement”). Pursuant to the Petersen Agreement, Mr. Petersen will serve as the Company’s Vice President on an at-will basis. The Petersen Agreement provides Mr. Petersen with the following compensation: (i) an annualized base salary of $150,000 USD, (ii) eligibility to receive equity grants under the Company’s equity plan, (iii) eligibility to receive commissions based on a schedule to be agreed between Mr. Petersen and the Company, (iv) eligibility to receive an annual bonus that the Company may award in its sole and absolute discretion, and (v) eligibility for any fringe benefits offered by the Company on the same terms and conditions as other employees. Mr. Petersen has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Petersen and any other person pursuant to which he was appointed as an officer of the Company.

The Petersen Agreement contains standard restrictive covenants, including confidentiality, non-disparagement, and for the duration of Mr. Petersen’s employment with the Company and for the 24-month period following such employment, non-compete and employee non-solicit covenants.

Mr. Petersen, 35, has been serving as the Sales and Marketing Manager and later as the Director of Sales at Massimo Motor Sports since 2018. From 2011 until 2016, Mr. Petersen worked as the sales manager at Flow Wall, - a garage storage solutions provider with its headquarters located in Salt Lake City, where he implemented and developed -partnerships with retail industry leaders, including but not limited to Home Depot, Costco, and Amazon. Prior to joining Flow Wall, from 2009 until 2011, Mr. Petersen worked as a Top Customer Care representative - at eBay Inc. Mr. Petersen studied accounting and business management at Dixie State University in St. George.

The foregoing descriptions of the Petersen Agreement is not complete and is qualified in its entirety by reference to the full text of the Petersen Agreement, as applicable, which is filed as Exhibits 10.1 to this Current Report.

Change in Duties of Michael Smith

Effective March 1, 2025, Michael Smith will no longer be a Section 16 officer of the Company. Mr. Smith will continue to be a resource for the Company and oversee the account of one of our major clients.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Employment Agreement with Quenton Petersen, dated March 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 3, 2025	MASSIMO GROUP

	By:	/s/ David Shan
	Name:	David Shan
	Title:	Chief Executive Officer